Exhibit 99.1

Bain Capital Specialty Finance, Inc.’s Board of Directors Recommends Proposal for Shareholder Vote to Reduce Asset Coverage Requirement

BCSF Expects to Use the Incremental Investment Capacity to Expand its Specialty Finance Platform

BOSTON — November 28, 2018 — Bain Capital Specialty Finance, Inc. (NYSE: BCSF) or “the Company” or “BCSF” today announced that its Board of Directors (the “Board”) has recommended that shareholders approve a proposal to reduce the Company’s required minimum asset coverage requirements applicable to Business Development Companies under the Investment Company Act of 1940, as amended (the “1940 Act”) from 200% to 150%.

In addition, the Board, including a “required majority” (as such term is defined in Section 57(o) of the 1940 Act) of the Board, approved the application of the modified asset coverage requirements to be effective one year after such Board approval and as a result, the Company’s asset coverage requirements will be changed from 200% to 150%, effective November 28, 2019. However, if the stockholder proposal is passed at the Special Meeting, the Company would be subject to the modified asset coverage requirements the day after the Special Meeting.

In addition, BCSF expects to reduce its annual base management fee from 1.5% to 1.0% on any amount of assets attributable to leverage decreasing the Company’s asset coverage ratio below 200%.

“We are pleased our Board approved this proposal and agree it is in the best interests of the Company and our stockholders, although we may determine not to significantly increase leverage,” said Michael Ewald, Chief Executive Officer of Bain Capital Specialty Finance, Inc.  “Our Board believes that reducing the asset coverage ratio and having the flexibility for us to invest additional capital will help build the platform.”

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. (NYSE: BCSF) or “BCSF” is an externally managed specialty finance company focused on lending to middle-market companies.  BCSF is managed by BCSF Advisors, L.P., an SEC-registered investment adviser and a subsidiary of Bain Capital Credit L.P.  Since commencing investment operations on October 13, 2016, and through September 30, 2018, BCSF has invested approximately $1,727.9 million in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments.  BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds.  BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology.  Due to various risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements.  These statements are not guarantees of future events and are subject to risks, uncertainties, and other factors, some of which are beyond BCSF’s control and are difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in BCSF’s filings with the SEC.  Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which BCSF makes them.  BCSF does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Investor Contact:

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. +1 646 502 3549

clusk@stantonprm.com